UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 6, 2015, The Wendy’s Company (the “Company”) issued a press release reporting its financial results for the fiscal quarter ended March 29, 2015 and other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the Company’s financial results for the fiscal quarter ended March 29, 2015 included in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 2.02, including the Company’s financial results for the fiscal quarter ended March 29, 2015 included in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 8.01	Other Information.

On May 6, 2015, the Company issued a press release announcing its intention to refinance its existing credit agreement with a new securitized financing facility expected to be comprised of senior term notes and variable funding notes. The notes are expected to be issued by a wholly owned, indirect subsidiary of Wendy’s International, LLC, a wholly owned, indirect subsidiary of the Company. The 7% debentures, due in 2025, of Wendy’s International, LLC will remain outstanding following the Company’s anticipated refinancing. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on May 6, 2015 announcing the Company’s first quarter 2015 financial results.

99.2	Press release issued by The Wendy’s Company on May 6, 2015 announcing the Company’s intention to refinance its existing credit agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date:	May 6, 2015	By:	/s/ Dana Klein
Dana Klein Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on May 6, 2015 announcing the Company’s first quarter 2015 financial results.

99.2	Press release issued by The Wendy’s Company on May 6, 2015 announcing the Company’s intention to refinance its existing credit agreement.